Exhibit 10.2
September 11, 2024
Owlet Baby Care, Inc.
3300 North Ashton Boulevard, Suite 300
Lehi, Utah 84043
Attention: Mr. Kurt Workman and Ms. Amanda Crawford
LETTER AGREEMENT
Ladies and Gentlemen:
Reference is made to that certain Credit and Security Agreement, dated as of September 11, 2024 (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”), by and among OWLET BABY CARE, INC., a Delaware corporation (the “Borrower”), each other Person that joins thereto from time to time as a “Borrower”, OWLET, INC., a Delaware corporation (the “Guarantor”, and together with the Borrower, collectively, the “Company”), the other Loan Parties (as defined therein) party thereto from time to time, the financial institutions party thereto from time to time as Lenders, and ABL OPCO LLC (“ABL OpCo”), as administrative agent for such Lenders (in such capacity, “Administrative Agent”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement. This letter agreement (“Letter”) shall constitute a Loan Document for all purposes.
To induce the Administrative Agent to enter into and perform its agreements under the Credit Agreement, the Company agrees as follows:
1.From the date hereof through the Maturity Date, upon any issuance by the Company of any Equity Interests, or any securities of the Company or its Subsidiaries, which would entitle the holder thereof to acquire at any time Equity Interests of the Company, including, without limitation, any debt, preference shares, right option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Equity Interests of the Company (collectively, “Equity Interest Equivalents”), in a private placement for cash (a “Future Financing”), the Administrative Agent (in such capacity, the “Purchaser”) shall have the right to participate in any such Future Financing in an amount equal to the lesser of (i) 10% of the amount of the Future Financing or (ii) the maximum amount that may be offered to Purchaser in accordance with the participation rights set forth in the Company’s investment agreements dated February 17, 2023 and February 25, 2024, in each case on the same terms, conditions and price provided for in the Future Financing.
2.No later than the sixth (6th) Business Day prior to the Business Day of the expected announcement of the Future Financing, the Company shall deliver to the Purchaser a written notice of the Company’s intention to effect a Future Financing (a “Future Financing Notice”), which notice shall describe in reasonable detail the proposed terms of such Future Financing, the amount of proceeds intended to be raised thereunder, and shall include a term sheet and transaction documents relating thereto as an attachment. Any Future Financing Notice delivered to the Purchaser prior to 6:00 pm (New York City time) will be deemed to have been delivered on such day, and such day (if it is a Business Day) will count as the first (1st) Business Day on which the Purchaser has the Future Financing Notice.
3.If the Purchaser desires to participate in such Future Financing, the Purchaser must provide written notice to the Company by no later than 6:30 am (New York City time) on the Business Day that is five (5) Business Days following date on which the Future Financing Notice is delivered to the Purchaser (the “Notice Termination Time”) that the Purchaser is willing to participate in the Future Financing, the amount of the Purchaser’s participation, and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Future Financing Notice. If the Company receives no such notice from the Purchaser as of such Notice Termination Time, the Purchaser shall be deemed to have notified the Company that it does not elect to participate in such Future Financing.
4.If the proposed terms of the Future Financing are materially altered subsequent to the delivery of a Future Financing Notice to the Purchaser, the Company must provide the Purchaser with a revised Future Financing Notice, and the Purchaser will have the right of participation set forth above in this Letter, provided that the Notice Termination Time following such material alteration is 6:30 am (New York City time) on the Business Day that is two (2) Business Days following date on which the Purchaser is notified of the material alteration.
5.For the avoidance of doubt, this Letter shall not apply with respect to any public offering of Equity Interests or Equity Interest Equivalents pursuant to a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, or any offering conducted in reliance on Rule 144A under the Securities Act of 1933.
6.The rights set forth in numbered paragraph 1 of this letter shall not apply with respect to (i) any exercise for cash of rights to acquire Equity Interests of the Company that are outstanding as of the date hereof or (ii) any Equity Interests or Equity Interest Equivalents issued to Western Technology Investment or WTI Fund X, Inc. or their respective affiliates in connection with the term loan and security agreement between such parties and the Company.
This Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, PURSUANT TO NEW YORK GENERAL OBLIGATION LAW §5-1401 BUT WITHOUT REGARD TO ITS OTHER CONFLICTS OF LAW PRINCIPLES. This Letter may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one instrument. Any signature delivered by facsimile or email transmission is treated as an original signature. Section headings used herein are for convenience of reference only, are not part of this Letter and are not to affect the construction of, or to be taken into consideration in interpreting, this Letter.
If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof, whereupon this Letter shall become a binding agreement between us.
[SIGNATURE PAGES FOLLOW]

Very truly yours,

ABL OPCO LLC

By:	/s/ Greg Gentry
Name:	Greg Gentry
Title:	Managing Director
Signature Page to Letter Agreement

Accepted and agreed to as of
the date first above written:

OWLET BABY CARE, INC.

By:	/s/ Kurt Workman
Name:	Kurt Workman
Title:	Chief Executive Officer

OWLET, INC.

By:	/s/ Kurt Workman
Name:	Kurt Workman
Title:	Chief Executive Officer
Signature Page to Letter Agreement